CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the "Company"), on Form 10-K for the period ended December 31, 2002, as filed with the Securities Exchange Commission on the date hereof (the "Report"), the undersigned, Harvey Gordon, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1.             The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.

/s/ Harvey Gordon

Harvey Gordon
Chief Executive Officer
April 15, 2003

A signed original of this written statement required by Section 906 has been provided to Magic Lantern Group, Inc. and will be retained by Magic Lantern Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.